Exhibit 99.1

Integra LifeSciences Plans to Acquire the Codman Neurosurgery Business

from Johnson & Johnson for $1.045 Billion in Cash

•	Enhances global position in neurosurgery by adding a complementary product portfolio and the world-recognized Codman brand

•	Builds relevant scale, accelerates international growth and expands the neurosurgery sales channel

•	Accelerates Integra’s strategy to achieve aspirational targets of $2 billion in revenue and 30% adjusted* EBITDA margin

•	Expands international footprint and commercial capabilities; approximately 52% of total revenue is outside the U.S.

•	Generates shareholder value; transaction expected to be accretive to Integra’s adjusted* earnings per diluted share (“EPS”) by at least $0.22 in the first full year and increasing thereafter, and to GAAP EPS by the end of the third year

Plainsboro, New Jersey, February 15, 2017 (GLOBE NEWSWIRE) — Integra LifeSciences Holdings Corporation (Nasdaq:IART), a global leader in medical technology, today announced that it has made a binding offer to acquire the Johnson & Johnson Codman Neurosurgery business for a price of $1.045 billion in cash. Codman Neurosurgery offers a portfolio of devices focused on advanced hydrocephalus, neuro-critical care and operative neurosurgery. If the binding offer is accepted, upon closing, Integra will be a leading global provider of neurosurgical products.

“This proposed transformational acquisition of Codman Neurosurgery creates compelling value for our shareholders, employees and patients,” said Peter Arduini, Integra’s president and chief executive officer. “Its innovative portfolio and global reach will enable us to enhance our position in the neurosurgery market, while also building a global infrastructure that will benefit Integra as a whole. We look forward to welcoming the more than 600 Codman Neurosurgery employees to the Integra team.”

Codman Neurosurgery’s existing portfolio and new product pipeline in advanced hydrocephalus, neuro-critical care and electrosurgery complement Integra’s leading products and pipeline in tissue ablation, dural repair and cranial stabilization. Together, this comprehensive portfolio will offer customers around the world complete solutions for neurosurgery and the scale to invest and bring new technologies to patients worldwide. The acquired products generated approximately $370 million in revenue during 2016 with an EBITDA* margin of about 31% (unaudited).

Codman Neurosurgery is a part of Depuy Synthes Companies of Johnson & Johnson.

Expected Financial Impact of the Transaction

Integra expects the transaction to be accretive to adjusted* EPS by at least $0.22 in the first full year after closing and increasing thereafter, and to GAAP EPS by the end of the third year. This acquisition is expected to also accelerate the path to achieving Integra’s aspirational targets of $2 billion in revenue and 30% adjusted* EBITDA margin. Integra expects the Codman Neurosurgery revenue to experience some initial disruption in the first year of the combination, and to then grow 3% to 6% longer term. Integra expects to provide detailed guidance regarding the financial impacts of this transaction upon closing.

Integra has obtained committed financing, subject to customary closing conditions, from BofA Merrill Lynch and JPMorgan in connection with the planned acquisition. The company plans to finance the acquisition at the closing through a combination of cash on hand, availability under its revolving credit facility and a new senior secured term loan facility. Following consummation of the transaction, Integra will focus on near-term cash flow generation to reduce portions of outstanding debt. Over the long term, Integra intends to maintain its debt to adjusted EBITDA (as calculated in accordance with the terms set forth in Integra’s existing Credit Agreement) at or below 3.5x.

The information and consultation process with the employees’ representative bodies in applicable jurisdictions, including France, Germany and Switzerland, is under way.    Upon completion of that process, Integra expects to enter into a definitive purchase and sale agreement for the proposed acquisition.

The proposed transaction, which has been approved by Integra’s Board of Directors, will also be subject to customary closing conditions, including regulatory approvals. The transaction is expected to close in two steps: first, in the approximately 24 principal countries during the fourth quarter of 2017; and subsequently, in the remaining countries on a rolling basis.

Integration Plans

Integra has put in place a detailed integration plan with a dedicated team comprising senior management from both Integra and Codman Neurosurgery. Integra has also engaged a management strategy consulting firm, as well as specialized consulting firms in certain functional areas, to enhance the integration team’s efforts. Integra is confident in its ability to achieve identified revenue and cost targets as it builds a successful global organization.

Advisors

BofA Merrill Lynch is serving as exclusive financial advisor and Latham & Watkins LLP is acting as legal advisor to Integra.

Conference Call

Integra will host a conference call to discuss the acquisition of Codman Neurosurgery today, February 15, 2017 at 8:30 AM ET. Management will also reference a presentation, which will be available on the Investor Relations section of Integra’s Website at www.integralife.com, under events & presentations. This call will contain forward-looking statements and other material information.

Access to the live call is available by dialing (719) 457-2659 and using passcode 2457103. The call can also be accessed via a link provided on the investor relations page of Integra’s website at www.integralife.com. Access to the replay is available through February 20, 2017 by dialing 719-457-0820 and using the passcode 2457103. The webcast will be archived on the website.

About Integra

Integra LifeSciences Holdings Corporation, a world leader in medical technology, is dedicated to limiting uncertainty for clinicians, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading plastic and regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies. For more information, please visit www.integralife.com.

*	Adjusted EBITDA and adjusted EPS exclude specified items such as amortization of intangible assets, inventory step-up, structural optimization costs and other costs related to the integration of acquisitions or execution of the transaction. Adjusted EBITDA and adjusted EPS are non-GAAP financial measures and should not be considered a replacement for GAAP results. See additional explanations of the Company’s use of non-GAAP financial measures in the disclosures noted below.

Forward Looking Statements

This news release contains “forward-looking statements”, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. Statements in this document may contain, in addition to historical information, certain forward-looking statements. Some of these forward-looking statements may contain words like “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements in this document include without limitation statements regarding the planned completion of the proposed acquisition, the benefits of the proposed acquisition, including future financial and operating results, Integra’s or the Codman Neurosurgery business’s plans, objectives, expectations and intentions and the expected timing of completion of the proposed acquisition.    It is important to note that Integra’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Integra’s current expectations depending upon a number of factors affecting the Codman Neurosurgery business and Integra’s business and risks and uncertainties associated with acquisition transactions. These factors include, among other things: successful closing of the proposed acquisition; the risk that competing offers will be made for the Codman Neurosurgery business before the binding offer is accepted; the risk that the binding offer may not accepted on a timely basis or at all; the ability to obtain required regulatory approvals for the proposed acquisition (including the approval of antitrust authorities necessary to complete the proposed acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions, including with respect to divestitures, that could materially adversely affect Integra, the Codman Neurosurgery business and the expected benefits of the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied on a timely basis or at all, the failure of the proposed acquisition to close for any other reason and the risk liability to Integra in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the proposed acquisition making it more difficult for Integra to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; stockholder litigation in connection with the proposed acquisition; Integra’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses; global macroeconomic and political conditions; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; physicians’ willingness to adopt and third-party payers’ willingness to provide reimbursement for Integra’s and the Codman Neurosurgery business’s existing, recently launched and planned products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; and other risks and uncertainties discussed in Integra’s filings with the SEC, including the “Risk Factors” sections of Integra’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. Integra undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Metrics

In addition to our GAAP results, we provide adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted net income and adjusted EPS. Adjusted EBITDA consists of GAAP net income from continuing operations, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income from continuing operations, excluding: (i) global enterprise resource planning (“ERP”) implementation charges; (ii) structural optimization charges; (iii) certain employee severance charges; (iv) acquisition-related charges; (v) convertible debt noncash interest; (vi) intangible asset amortization expense; and (vii) income tax impact from adjustments and other items. The adjusted EPS measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding.

*	A reconciliation of Codman Neurosurgery’s non-GAAP unaudited 2016 EBITDA is not available at this time due to the complexity in calculating attributable taxes and interest in the carve-out financial statements. A reconciliation of Integra’s forward-looking non-GAAP adjusted EBITDA target is not available because it is long-term in nature and estimates for the integration related costs are not available at this time. A reconciliation of Integra’s estimate for accretion to adjusted EPS is not available because estimates for acquisition-related charges, interest expense associated with financing transactions that have not yet closed, and tax rate will not be available until the transaction closes.

The Company believes that the presentation of the various adjusted EBITDA, adjusted net income, and adjusted EPS measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.

CONTACT: Integra LifeSciences Holdings Corporation

Investors

Angela Steinway

609-936-2268

angela.steinway@integralife.com

Michael Beaulieu

609-750-2827

michael.beaulieu@integralife.com

Media

Laurene Isip

609-750-7984

laurene.isip@integralife.com